February 6, 2018

RAVE Restaurant Group, Inc. Reports Second Fiscal Quarter 2018 Financial Results

Distribution Business Outsourced while Company Stores Franchised

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the second quarter of fiscal 2018 ended December 24, 2017.

Second Quarter Highlights:

•	Total consolidated revenue decreased 38.1% to $4.2 million compared to $6.8 million in the second quarter of fiscal 2017.
•	Pizza Inn domestic comparable store retail sales increased 2.7% from the same period of the prior year, while total domestic retail sales decreased by 3.3%.
•	Pie Five comparable store retail sales decreased 13.7% from the same period of the prior year, while total system-wide retail sales decreased by 18.8%.
•	Company-owned Pie Five average weekly sales increased 10.2% year over year.
•	Net loss improved by $7.3 million to $0.6 million for the second quarter of fiscal 2018 compared to $7.9 million for the same quarter of the prior year, primarily due to closures of underperforming Company Pie Five units, lower closed store expenses, increased gains from sale of assets, lower impairment expenses, lower lease termination expenses, and reductions to general and administrative expenses.
•	On a fully diluted basis, the company reported a loss of $0.04 per share for the second quarter of fiscal 2018 compared to a loss of $0.74 per share for the same period of the prior year.
•	Adjusted EBITDA of ($0.2) million was $0.9 million better than the same quarter of the prior year.
•	Company-owned Pie Five operating cash flow decreased $0.1 million from the same period of the prior year.
•	Net reduction of three Pie Five restaurants during the quarter brought the total Pie Five restaurants open at the end of the quarter to 80.

“By all indications, we have a solid plan in place that is driving improvements to profitability of continuing operations and lowering overhead expenses,” said Scott Crane, Chief Executive Officer of Rave Restaurant Group, Inc. “As we simplify our business through the outsourcing of our supply chain and distribution business, as well as reducing our corporate store footprint, we will lessen our overall financial exposure and improve the stability of our business model.”

Second Quarter Fiscal 2018 Operating Results

Revenues of $4.2 million and $9.6 million for the second quarter and year to date fiscal 2018 were 38.1% and 32.4% lower, respectively, than the same periods of the prior year. For the three and six month periods ended December 24, 2017, the Company reported a net loss of $0.6 million and $0.9 million, respectively, compared to a loss of $7.9 million and $9.4 million for the same periods of the prior year. On a fully diluted basis, the loss was $0.04 per share and $0.07 per share, respectively, for the second quarter and year to date fiscal 2018, compared to a loss of $0.74 per share and $0.89 per share for the same periods of the prior year. The decreased loss for the three month period ended December 24, 2017 was primarily the result of $5.8 million improvement in loss from continuing operations before taxes from Company-owned restaurants, $0.8 million improvement in gain on sale of assets, and $0.5 million decrease in corporate general and administrative expenses. The decreased loss for the six month period ended December 24, 2017 was primarily the result of $6.4 million improvement in loss from continuing operations before taxes from Company-owned restaurants, $0.9 million improvement in gain on sale of assets, and $0.4 million decrease in corporate general and administrative expenses. The Company continued to provide a full valuation allowance against its deferred tax assets.  Adjusted EBITDA improved $0.9 million and $1.4 million for the three and six month periods ended December 24, 2017 to ($0.2) million and $0.5 million, respectively. The improvement in Adjusted EBITDA was driven by improvements to net loss, decreased depreciation and amortization, increased average weekly sales at Company-owned Pie Five locations, and positive comparable sales at Pizza Inn locations.

During the fiscal quarter ended December 24, 2017, the Company discontinued its Norco distribution division and revised its arrangements with third party suppliers and distributors of food, equipment and supplies. As a result, sale of food, equipment and supplies is no longer recognized as revenue and the cost of such items is no longer included in cost of sales. The Company now recognizes incentive revenues received from third party suppliers and distributors as revenue.

“Our new, simplified approach to supply chain management provides more transparency and efficiency for our franchisees. It has also provided us opportunities to make reductions in general and administrative costs,” said Crane.

Pie Five system-wide retail sales decreased 18.8% for the second quarter of fiscal 2018 when compared to the same period in the prior year, primarily driven by a 15.5% decrease in average units open. Comparable store retail sales decreased by 13.7% for the most recent fiscal quarter compared to the same period in the prior year. Year to date, Pie Five system-wide retail sales decreased 18.0% compared to the same period in the prior year, primarily driven by a 10.8% decrease in average units open. Comparable store retail sales decreased by 15.5% during the first six months of fiscal 2018 compared to the same period of the prior year.

In keeping with health-based consumer trends, Pie Five recently introduced a cauliflower pizza crust to its dough line-up. The new cauliflower crust, along with continued testing of other product innovations, are all part of enhancing the Pie Five guest experience.

“We continue to see an opportunity to take advantage of growth in areas such as delivery, cauliflower pizza crusts, and shareable pizzas, with the goal of increasing frequency among our loyal guest base,” said Crane.

Pizza Inn total domestic retail sales decreased 3.3% and 2.1%, respectively, for the three and six month periods ended December 24, 2017, compared to the same periods of the prior year. Pizza Inn domestic comparable store retail sales increased 2.7% and 2.2%, respectively, for the three and six month periods ended December 24, 2017, compared to the same periods of the prior year.

“We are pleased that Pizza Inn continues to ride a growth trajectory with positive same store sales trends,” said Crane. “We recently announced a new concept, P.I.E, developed as a complement to the brand refresh and expansion initiatives at Pizza Inn. Convenience stores are a $575 billion industry with 70% of sales attributed to in-store purchases. This new concept allows Pizza Inn to diversify its footprint and is a great way to reach new customers in a faster setting, while still serving the same iconic, quality pizza our guests have come to expect.”

Geared towards convenience stores, but also an airport or entertainment venue option, P.I.E will allow customers to order and pay at a kiosk for grab-and-go, or pick up their food at a designated spot. Pizza Inn has a strong presence in the southeastern part of the country where the convenience store segment has the nation’s highest grouping of independent operators.

 Development Review

In the second quarter of fiscal 2018, two new franchised Pie Five restaurants were opened, while five franchised restaurants were closed, bringing the quarter-end total unit count to 80 restaurants. The Company also refranchised 11 Company-owned locations in the DFW market during the quarter.

“We are diligently pursuing a refranchising strategy at Pie Five,” said Crane. “This shift in our model allows us to focus on best-in-class support of our franchise community so that they can, in turn, provide a great guest experience.”

During the second fiscal quarter, the number of Pizza Inn domestic units declined to 156, while international units increased to 62.

“We continue to be pleased with new development and remodeling of Pizza Inn units,” said Crane. “In addition, our P.I.E concept is attractive to non-traditional operators because it allows them to have the quality of the Pizza Inn platform as an option. Historically, that quality hasn’t been available to them at a minimal investment.”

Conference Call

A conference call and audio webcast have been scheduled to discuss these results. Details of the conference call are as follows:

Date:	Wednesday, February 7, 2018
Time:	5:00 p.m. Central time
Dial-In #:	1-844-492-3725 U.S. & Canada
1-412-317-5108 International

The conference call will be webcast at raverg.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating operating performance. EBITDA, Adjusted EBITDA and restaurant operating cash flow are non-GAAP financial measures that the Company believes are useful to investors in understanding its operating performance. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

RAVE Restaurant Group, Inc. considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. The Company believes that restaurant operating cash flow is a useful metric to investors in evaluating the ongoing operating performance of Company-owned Pie Five and Pizza Inn restaurants and comparing such store operating performance from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, pre-opening expense, gain/loss on sale of assets, costs related to impairment, other lease charges, non-operating store costs and discontinued operations. “Restaurant operating cash flow” represents the pre-tax income earned by Company-owned restaurants before (1) allocated marketing and advertising expenses, (2) depreciation and amortization, (3) pre-opening expenses, (4) operations management and extraordinary expenses, (5) impairment and other lease charges, and (6) non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises approximately 300 Pie Five Pizza Co. and Pizza Inn restaurants domestically and internationally. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:

Investor Relations

RAVE Restaurant Group, Inc.

469-384-5000

RAVE RESTAURANT GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 24,	December 25,	December 24,	December 25,
	2017	2016	2017	2016

REVENUES:	$ 4,197	$ 6,780	$ 9,629	$ 14,246

COSTS AND EXPENSES:
Cost of sales	1,055	3,858	3,142	8,305
General and administrative expenses	2,017	2,967	4,111	5,525
Franchise expenses	743	685	1,344	1,263
Pre-opening expenses	(1)	47	114	54
(Gain)/Loss on sale of assets	(166)	656	(165)	699
Impairment of long-lived assets and other lease charges	533	5,057	681	5,226
Bad debt	89	298	213	351
Interest expense	63	2	131	2
Depreciation and amortization expense	288	740	600	1,517
Total costs and expenses	4,621	14,310	10,171	22,942

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(424)	(7,530)	(542)	(8,696)
Income tax expense / (benefit)	(27)	5	(14)	10
LOSS FROM CONTINUING OPERATIONS	(397)	(7,535)	(528)	(8,706)

Loss from discontinued operations	(180)	(390)	(405)	(715)
NET LOSS	$ (577)	$ (7,925)	$ (933)	$ (9,421)

LOSS PER SHARE OF COMMON STOCK - BASIC:
Loss from continuing operations	$ (0.03)	$ (0.71)	$ (0.04)	$ (0.82)
Loss from discontinued operations	(0.01)	(0.03)	(0.03)	(0.07)
Net loss	$ (0.04)	$ (0.74)	$ (0.07)	$ (0.89)

LOSS PER SHARE OF COMMON STOCK - DILUTED:

Loss from continuing operations	$ (0.03)	$ (0.71)	$ (0.04)	$ (0.82)
Loss from discontinued operations	$ (0.01)	$ (0.03)	$ (0.03)	$ (0.07)
Net loss	$ (0.04)	$ (0.74)	$ (0.07)	$ (0.89)

Weighted average common shares outstanding - basic	14,344	10,657	12,742	10,575

Weighted average common and
potential dilutive common shares outstanding	14,344	10,657	12,742	10,575

RAVE RESTAURANT GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 24,	June 25,
	2017 (unaudited)	2017

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$ 1,428	$ 451
Accounts receivable, less allowance for bad debts
accounts of $332 and $249, respectively	1,494	2,761
Notes receivable	2,060	675
Inventories	19	79
Income tax receivable	-	194
Property held for sale	608	671
Prepaid expenses and other	448	295
Total current assets	6,057	5,126

LONG-TERM ASSETS
Property, plant and equipment, net	1,667	3,808
Intangible assets definite-lived, net	228	239
Long-term notes receivable	-	127
Deposits and other	243	246
Total assets	$ 8,195	$ 9,546

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$ 1,428	$ 4,165
Short-term debt	-	1,000
Accrued expenses	854	1,265
Deferred rent	41	101
Deferred revenues	97	212
Total current liabilities	2,420	6,743

Convertible notes	1,459	2,749
Deferred rent, net of current portion	294	655
Deferred revenues, net of current portion	715	1,425
Other long-term liabilities	45	53
Total liabilities	4,933	11,625

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 22,015,608 and 17,786,049 shares, respectively;
outstanding 14,896,208 and 10,666,649 shares, respectively	220	178
Additional paid-in capital	33,016	26,784
Accumulated deficit	(5,338)	(4,405)
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity (deficit)	3,262	(2,079)

	$ 8,195	$ 9,546

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 24,	December 25,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (933)	$ (9,421)
Adjustments to reconcile net loss to
cash used in operating activties:
Depreciation and amortization	581	1,513
Amortization of intangible assets definite-lived	19	26
Amortization of debt issue costs	23	-
Impairment of long-lived assets	681	4,773
Stock compensation expense	19	90
(Gain)/loss on sale/disposal of assets	(166)	699
Provision for bad debt	213	351
Changes in operating assets and liabilities:
Notes and accounts receivable	1,376	100
Inventories	60	(2)
Accounts payable - trade	(3,667)	680
Accrued expenses	(419)	(132)
Deferred rent	(421)	(253)
Deferred revenue	(690)	(246)
Prepaid expenses and other	(150)	182
Cash used in operating activities	(3,474)	(1,640)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	939	45
Purchase of intangible assets definite-lived	(9)	-
Capital expenditures	(421)	(217)
Cash provided by (used in) investing activities	509	(172)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	4,942	-
Proceeds from stock options	-	806
Net change in other debt	(1,000)	1,000
Cash provided by financing activities	3,942	1,806

Net increase (decrease) in cash and cash equivalents	977	(6)
Cash and cash equivalents, beginning of period	451	873
Cash and cash equivalents, end of period	$ 1,428	$ 867


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period:
Interest paid	$ 115	$ -
Taxes paid	$ 48	$ 25
Non-cash activities:
Capital expenditures included in accounts payable	$ 125	$ -

RAVE RESTAURANT GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 24,	December 25,	December 24,	December 25,
	2017	2016	2017	2016
Net loss	$ (577)	$ (7,925)	$ (933)	$ (9,421)
Interest expense	63	2	131	2
Income taxes	(27)	5	(14)	10
Depreciation and amortization	288	740	600	1,517
EBITDA	$ (253)	$ (7,178)	$ (216)	$ (7,892)
Stock compensation expense	10	45	19	90
Pre-opening costs	(1)	47	114	54
(Gain)/Loss on sale/disposal of assets	(166)	656	(165)	699
Impairment of long-lived assets and other lease charges	533	5,057	681	5,226
Discontinued operations and closed and non-operating store costs	(291)	347	72	884
Adjusted EBITDA	$ (168)	$ (1,026)	$ 505	$ (939